Exhibit 99.1

CHARLES E. SMITH RESIDENTIAL REALTY L.P.

CONSENT FORM

      The undersigned holder of common units of limited partnership interests ("Units") in Charles E. Smith Residential Realty L.P. (the "Partnership") hereby votes in the following manner with respect to the matters set forth below:

1.

To approve the Partnership Merger as described in the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among Archstone Communities Trust, Archstone-Smith Trust, Charles E. Smith Residential Realty, Inc. and Charles E. Smith Residential Realty L.P. and the accompanying Consent Solicitation Statement/Prospectus.

☐ Consents	☐ Does not consent	☐ Abstains
2.	To approve an amendment to the partnership agreement of the Partnership as described in the Twenty-Ninth Amendment to First Amended and Restated Agreement of Limited Partnership of Charles E. Smith Residential Realty L.P., a copy of which is attached as Annex B to the accompanying Consent Solicitation Statement/Prospectus.
☐ Consents	☐ Does not consent	☐ Abstains

      The above proposals are described more fully in the accompanying Consent Solicitation Statement/Prospectus. Capitalized terms not otherwise defined herein shall have the respective meaning as set forth in the accompanying Consent Solicitation Statement/Prospectus.

      This consent is solicited by Charles E. Smith Residential Realty, Inc., as the general partner of the Partnership, on behalf of the Partnership.

      The board of directors of Charles E. Smith Residential Realty, Inc., in its capacity as general partner of the Partnership, recommends that you consent to the Partnership Merger and the amendment to the partnership agreement of the Partnership.

      The Units represented by this Consent Form will be deemed to have been voted in accordance with the election specified by the holder named below. If no election is specified, any otherwise properly completed and signed Consent Form will be deemed to be a consent to the terms of the Partnership Merger and the amendment to the partnership agreement of the Partnership. By execution hereof, the undersigned acknowledges receipt of the accompanying Consent Solicitation Statement/Prospectus.

      The Partnership reserves the right to waive any conditions to, or modify the terms of, the solicitation.

      This Consent Form given, if effective, will be binding upon the undersigned holder of Units and upon any subsequent transferee(s) of the Units to which this Consent Form corresponds, subject only to revocation by (i) advising Charles E. Smith Residential Realty, Inc.'s secretary, Mr. Robert Zimet, in writing or by facsimile of such consent revocation, or (ii) by delivering to Mr. Zimet a consent form dated after your initial consent form, each to be transmitted to the address or facsimile number noted below and within the time period described in the accompanying Consent Solicitation Statement/Prospectus.

      In order to be counted, this Consent Form must be received by the Partnership prior to _____ p.m., Eastern Time, on ____________, 2001.

      This fully completed and executed Consent Form should be sent by mail in the self-addressed, postage-paid envelope enclosed for that purpose, or by overnight courier, or by facsimile, to the Partnership, as follows:

If delivered by mail or by courier, to:	If delivered by facsimile, to:
Charles E. Smith Residential Realty L.P.	Charles E. Smith Residential Realty L.P.
c/o Charles E. Smith Residential Realty, Inc.	c/o Charles E. Smith Residential Realty, Inc.
Attn: Robert Zimet	Attn: Robert Zimet
2345 Crystal Drive	Facsimile Number: (703) 769-1312
Arlington, Virginia 22202	Telephone Number: (703) 769-1325

      Please sign your name below exactly in the same manner as the name(s) in which ownership of the Units is registered. When Units are held by two or more joint holders, all such holders must sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Signature if held jointly:

Name:	Name:

(Please Print)	(Please Print)

Date: ______________________, 2001

[LABEL INDICATING UNIT HOLDINGS]

Note: The applicable attached Certificate of Non-Foreign Status must be completed and returned in order to avoid U.S. federal withholding tax with respect to the Archstone-Smith Operating Trust Units that will be issued to you in the Partnership Merger.

ARCHSTONE COMMUNITIES TRUST
CHARLES E. SMITH RESIDENTIAL REALTY L.P.

CERTIFICATE OF NON-FOREIGN STATUS
FOR INDIVIDUALS

      To inform Archstone Communities Trust (and its successor by merger, Archstone-Smith Operating Trust) and Charles E. Smith Residential Realty L.P. that withholding of tax is not required under Section 1445 of the Internal Revenue Code upon amounts received by me in connection with the merger of Charles E. Smith Residential Realty L.P. with and into Archstone Communities Trust (with Archstone Communities Trust surviving the merger and continuing under the name "Archstone-Smith Operating Trust") (the "Partnership Merger") and the exchange of my units of limited partnership interest in Charles E. Smith Residential Realty L.P. ("Smith Partnership Units") for shares of beneficial interest of Archstone-Smith Operating Trust ("Archstone-Smith Units"), I, the undersigned, hereby certify the following:

1.    I am not a nonresident alien for purposes of U.S. income taxation;

2.    My U.S. taxpayer identification number (Social Security Number) is ___________; and

3.    My current home address is as follows:

      I hereby agree that if I become a nonresident alien prior to the date of any issuance to me of Archstone-Smith Units pursuant to the Partnership Merger, (i) I will notify Archstone Communities Trust at 7670 South Chester Street, Suite 100, Englewood, Colorado 80112 (Attention: _______________) and Charles E. Smith Residential Realty L.P. c/o Charles E. Smith Residential Realty, Inc. at 2345 Crystal Drive, Arlington, Virginia 22202 (Attention: _______________), and (ii) I hereby authorize Archstone Communities Trust to withhold ten percent (10%) of the "amount realized" (as such term is defined in Section 1001 of the Internal Revenue Code) by me in connection with the Partnership Merger. I understand that this certification may be disclosed to the Internal Revenue Service and that any false statement I have made herein could be punishable by fine, imprisonment, or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Signature _____________________________	Date _______________________
Print name ____________________________

NOTE: To comply with the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), we may be required to withhold ten percent (10%) of the amount realized by you with respect to the Partnership Merger, unless you complete, execute, and return this Certificate of Non-Foreign Status. You may submit this Certificate of Non-Foreign Status by either (1) delivering it directly to Archstone Communities Trust at 7670 South Chester Street, Suite 100, Englewood, Colorado 80112 (Attention: _______________) and Charles E. Smith Residential Realty L.P. c/o Charles E. Smith Residential Realty, Inc. at 2345 Crystal Drive, Arlington, Virginia 22202 (Attention: _______________) or (2) by submitting it together with your Consent Form to Charles E. Smith Residential Realty L.P., which will forward this Certificate to Archstone Communities Trust.

ARCHSTONE COMMUNITIES TRUST
CHARLES E. SMITH RESIDENTIAL REALTY L.P.

CERTIFICATE OF NON-FOREIGN STATUS FOR ENTITIES

        To inform Archstone Communities Trust (and its successor by merger, Archstone-Smith Operating Trust) and Charles E. Smith Residential Realty L.P. that withholding of tax is not required under Section 1445 of the Internal Revenue Code upon amounts received by _____________________________ in connection with the merger of Charles E. Smith Residential Realty L.P. with and into Archstone Communities Trust (with Archstone Communities Trust surviving the merger and continuing under the name "Archstone-Smith Operating Trust") (the "Partnership Merger") and the exchange of units of limited partnership interest in Charles E. Smith Residential Realty L.P. ("Smith Partnership Units") for shares of beneficial interest of Archstone-Smith Operating Trust ("Archstone-Smith Units"), I, the undersigned, hereby certify the following on behalf of ________________________:

  1. _________________________ is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

    2. ____________________'s U.S. employer identification number is ________________; and

    3. ____________________'s office address is: ____________________________________

  __________________________ hereby agrees that if __________________________ becomes a foreign person prior to the date of any issuance of Archstone-Smith Units pursuant to the Partnership Merger to __________________________, (i) __________________________ will notify Archstone Communities Trust at 7670 South Chester Street, Suite 100, Englewood, Colorado 80112 (Attention: _______________) and Charles E. Smith Residential Realty L.P. c/o Charles E. Smith Residential Realty, Inc. at 2345 Crystal Drive, Arlington, Virginia 22202 (Attention: _______________), and (ii) __________________________ hereby authorizes Archstone Communities Trust to withhold ten percent (10%) of the "amount realized" (as such term is defined in Section 1001 of the Internal Revenue Code) by ______________________ in connection with the Partnership Merger. __________________________ understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made herein could be punishable by fine, imprisonment, or both.

  Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of _________________________________.

Signature _____________________________	Date __________________________
Print name ____________________________
Title _________________________________

NOTE: To comply with the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), we may be required to withhold ten percent (10%) of the amount realized by you with respect to the Partnership Merger, unless you complete, execute, and return to Archstone Communities Trust this Certificate of Non-Foreign Status. You may submit this Certificate of Non-Foreign Status by either (1) delivering it directly to Archstone Communities Trust at 7670 South Chester Street, Suite 100, Englewood, Colorado 80112 (Attention: _______________) and to Charles E. Smith Residential Realty L.P. c/o Charles E. Smith Residential Realty, Inc. at 2345 Crystal Drive, Arlington, Virginia 22202 (Attention: _______________) or (2) by submitting it together with your Consent Form to Charles E. Smith Residential Realty L.P., which will forward this Certificate to Archstone Communities Trust.